Exhibit 99.1

QVC OFFERS FRENCH CUSTOMERS A NEW SHOPPING ‘RENDEZ-VOUS’ WITH QVC FRANCE
WEST CHESTER, Pa. (August 3, 2015) - QVC, the world's leading video and ecommerce retailer, today announced its official entry into France, with the launch of live television programming and ecommerce. QVC France, which launched online atQVC.fr with 46 brands in June, began its video programming distribution on August 1, and plans to offer nearly 300 international and French brands by the end of 2015.
"In recent years, France's digital infrastructure and ecommerce offerings have evolved considerably, making it a prime market for QVC's continued global expansion," said Mike George, President and CEO of QVC, Inc. "For almost 30 years, QVC has invited customers to find items they love through the joy of discovery, entertainment and community. Today, shopping with QVC is as simple as turning on your TV, grabbing your smartphone or tablet, or browsing the web, which will appeal to French shoppers looking for a unique, fun and engaging experience."
French Shoppers Can Say 'Bienvenue" to Favorite QVC Brands
QVC France customers can shop a variety of high-quality local brands they know and love, as well as new-to-the-market brands from QVC's global portfolio – all brought to life through storytelling by inventors, entrepreneurs, designers and QVC France program hosts. At this time, product categories include beauty, jewelry, apparel, home and accessories. Some popular QVC brands to be offered on QVC France include Elemis, Skechers, Diamonique® and bareMinerals®. QVC France customers will also enjoy QVC's best find of the day, Today's Special Value, the first of which was bareMinerals.
So Many Ways to Discover QVC's 'Savoir-faire'
Like QVC's other markets, QVC France will offer shoppers an immersive digital shopping experience with integration across ecommerce, TV, mobile and social platforms. QVC.fr is viewable on web, smartphone and tablet, enabled with responsive design, for optimal engagement across devices, including iPad®, iPhone®, Android Smartphones and Android Tablets – giving French shoppers the freedom to discover something to love even on the go. QVC France programming is expected to reach 12 million homes in August and 18 million homes by the end of this year.
"QVC has long recognized the great potential to expanding European operations and having a retail and ecommerce presence inFrance," said Steve Hofmann, President of International for QVC. "We are pleased to enter this dynamic market and believe with our global business structure, commitment to innovation, and high level of customer service, we have the right formula to succeed in the French market."
For more information on QVC France, please visit www.QVC.fr.
About QVC
QVC, Inc., a wholly owned subsidiary of Liberty Interactive Corporation (NASDAQ: QVCA, QVCB), is the world’s leading video and ecommerce retailer. QVC is committed to providing its customers with thousands of the most innovative and contemporary beauty, fashion, jewelry and home products. Its programming is distributed to more than 300 million homes worldwide through operations in the U.S., Japan, Germany, United Kingdom, Italy, France and a joint venture in China. Based in West Chester, Pa. and founded in 1986, QVC has evolved from a TV shopping company to a leading ecommerce and mobile commerce retailer. The company’s website, QVC.com, is ranked among the top general merchant Internet sites. QVC, Q, and the Q Ribbon Logo are registered service marks of ER Marks, Inc.

Forward-Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the product assortment that QVC France will offer and the number of homes that QVC France programming will reach. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in QVC's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Form 10-K for additional information about QVC and about the risks and uncertainties related to QVC's business which may affect the statements made in this press release.
CONTACT:
Diane Zappas, QVC Corporate Communications
Phone: 484-701-1433
Diane.Zappas@qvc.com